Exhibit 8(jjj)
PARTICIPATION AGREEMENT
     THIS AGREEMENT, made and entered into this 28th day of December, 2007 by and among MLIG VARIABLE INSURANCE TRUST, a statutory trust formed under the laws of Delaware (the “Trust”),MERRILL LYNCH PIERCE FENNER & SMITH, INC., a Delaware corporation (the “Distributor”), ROSZEL ADVISORS, LLC, a Delaware limited liability company (“Roszel Advisors”), and ML LIFE INSURANCE COMPANY OF NEW YORK, a New York life insurance company (the “Company”), on its own behalf and on behalf of each separate account of the Company identified herein.
     WHEREAS, the Trust engages in business as an open-end management investment company of the series-type mutual fund offering shares of beneficial interest (the “Trust shares”) consisting of one or more separate series (“Series”), each such Series representing an interest in a particular investment portfolio of securities and other assets (a “Portfolio”), and which Series may be subdivided into various classes (“Classes”) with each such Class supporting a distinct charge and expense arrangement; and
     WHEREAS, the Trust was established for the purpose of serving as an investment vehicle for life insurance company separate accounts supporting variable annuity contracts and variable life insurance policies to be offered by insurance companies and may also be utilized by qualified retirement plans; and
     WHEREAS, an order of the Securities and Exchange Commission dated November 4, 2003, (File No. 812-12981) grants certain separate accounts supporting variable life insurance policies, their life insurance company depositors, and their principal underwriters, exemptions from Sections 9(a), 13(a), 15(a) and 15(b) of the Investment Company Act of 1940, and from Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary for such separate accounts to purchase and hold Trust shares at the same time that such shares are sold to or held by separate accounts of affiliated and unaffiliated insurance companies supporting either variable annuity contracts or variable life insurance policies, or both, or by qualified pension and retirement plans (the “SEC Order”); and
     WHEREAS, Roszel Advisors is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and is the investment adviser to the Trust; and
     WHEREAS, the Distributor has the exclusive right to distribute Trust shares to qualifying investors; and
     WHEREAS, the Company desires that the Trust serve as an investment vehicle for a certain separate account(s) of the Company and the Distributor desires to sell shares of certain Series and/or Class(es) to such separate account(s);
     NOW, THEREFORE, in consideration of their mutual promises, the Trust, the Distributor, Roszel Advisors, and the Company agree as follows:

ARTICLE I
Additional Definitions
     1.1. “Accounts” —the separate accounts of the Company described more specifically in Schedules 1A, 2A and 3A to this Agreement.
     1.2. “Business Day”—each day that the Trust is open for business as provided in the Trust’s Prospectus.
     1.3. “Code”—the Internal Revenue Code of 1986, as amended, and any successor thereto.
     1.4. “Contracts”—the class or classes of variable annuity contracts and/or variable life insurance policies issued by the Company and described more specifically on Schedules 1B, 2B, or 3B to this Agreement.
     1.5. “Contract Owners”—the owners of the Contracts, as distinguished from all Product Owners.
     1.6 “Contract Owner-Initiated Transaction”—a transaction in Account units initiated by a Contract Owner; and not including transactions occurring: (a) automatically pursuant to a contractual or systematic program such a “dollar-cost averaging” program, asset allocation program, or automatic contract value rebalancing program, (b) pursuant to a death-benefit payment, (c) pursuant to a contract value “step-up” of a death benefit, (d) as a result of a loan repayment, or (e) pursuant to a systematic purchase program, such as a retirement plan salary reduction program.
     1.7 “Financial Intermediary”—any broker-dealer (or registered representative of a broker-dealer), bank, trust company, trustee, investment adviser (or advisory representative of an investment adviser), or a financial planner for, or fiduciary of, a Contract Owner.
     1.8. “Participating Account”—a separate account investing all or a portion of its assets in the Trust, including the Accounts.
     1.9. “Participating Insurance Company”—any insurance company with a Participating Account, including the Company.
     1.10. “Participating Plan”—any qualified retirement plan investing in the Trust.
     1.11 “Participating Investor”—any Participating Account, Participating Insurance Company or Participating Plan, including the Accounts and the Company.
     1.12. “Products”—variable annuity contracts and variable life insurance policies supported by Participating Accounts, including the Contracts.

     1.13. “Product Owners”—owners of Products, including Contract Owners.
     1.14. “Trust Board”—the board of trustees of the Trust.
     1.15. “Registration Statement”—with respect to the Trust shares or a class of Contracts, the registration statement filed with the SEC to register such securities under the 1933 Act, or the most recently filed amendment thereto, in either case in the form in which it was declared or became effective. The Contracts’ Registration Statement for each class of Contracts is described more specifically on Schedule 1B to this Agreement. The Trust’s Registration Statement is filed on Form N-1A (File No. 333-83074).
     1.16. “1940 Act Registration Statement”—with respect to the Trust or the Schedule 1 Accounts, the registration statement filed with the SEC to register such entity as an investment company under the 1940 Act, or the most recently filed amendment thereto. The Schedule 1 Accounts’ 1940 Act Registration Statements are described more specifically on Schedule 1A to this Agreement. The Trust’s 1940 Act Registration Statement is filed on Form N-1A (File No. 811-21038).
     1.17. “Prospectus”—with respect to shares of a Series (or Class) of the Trust or a class of Contracts, each version of the definitive prospectus or supplement thereto filed with the SEC pursuant to Rule 497 under the 1933 Act. With respect to any provision of this Agreement requiring a party to take action in accordance with a Prospectus, such reference thereto shall be deemed to be to the version for the applicable Series, Class or Contracts last so filed prior to the taking of such action. For purposes of Article IX, the term “Prospectus” shall include: (a) any statement of additional information incorporated therein, and (b) any offering memorandum for a Schedule 2 Contract or Schedule 3 Contract.
     1.18. “Schedule 1 Accounts”—Accounts registered under the 1940 Act as unit investment trusts and listed on Schedule 1A.
     1.19. “Schedule 2 Accounts”—Accounts excluded from the definition of an investment company as provided for by Section 3(c)(11) of the 1940 Act and listed on Schedule 2A.
     1.20. “Schedule 3 Accounts”—Accounts excluded from the definition of an investment company as provided for by Section 3(c)(1) or Section 3(c)(7) of the 1940 Act and listed on Schedule 3A.
     1.21. “Schedule 1 Contracts”—Contracts through which interests in Schedule 1 Accounts are offered and issued, which interests are registered as securities under the 1933 Act.
     1.22. “Schedule 2 Contracts”—Contracts through which interests in Schedule 2 Accounts are offered and issued to trustees of qualified pension and profit-sharing plans and certain government plans identified in Section 3(a)(2) of the 1933 Act (which interests are not registered as securities in reliance upon Section 3(a)(2) of the 1933 Act).

     1.23. “Schedule 3 Contracts”—Contracts through which interests in Schedule 3 Accounts are offered and issued to “accredited investors”, as that term is defined in Regulation D under the 1933 Act, or other investors permitted by Regulation D (which interests are not registered as securities in reliance upon Regulation D).
     1.24. “Statement of Additional Information”—with respect to Trust shares or a class of Contracts, each version of the definitive statement of additional information or supplement thereto filed with the SEC pursuant to Rule 497 under the 1933 Act. With respect to any provision of this Agreement requiring a party to take action in accordance with a Statement of Additional Information, such reference thereto shall be deemed to be the last version so filed prior to the taking of such action.
     1.25. “SEC”—the Securities and Exchange Commission.
     1.26. “FINRA”— Financial Industry Regulatory Authority.
     1.27. “1933 Act”—the Securities Exchange Act of 1933, as amended.
     1.28. “1940 Act”—the Investment Company Act of 1940, as amended.
ARTICLE II
Sale of Trust Shares
     2.1. Availability of Shares.
     (a) The Trust has granted to the Distributor exclusive authority to distribute the Trust shares and to select which Series or Classes of Trust shares shall be made available to Participating Investors. Pursuant to such authority, and subject to Article X hereof, the Distributor shall make available to the Company for purchase on behalf of the Accounts, shares of the Series and Classes listed on Schedules 1B, 2B, and 3B to this Agreement, such purchases to be effected at net asset value in accordance with Section 2.3 of this Agreement. The Distributor shall make such Series and Classes available to the Company in accordance with the terms and provisions of this Agreement until: (i) this Agreement is terminated pursuant to Article X, or (ii) the Distributor suspends or terminates the offering of shares of such Series or Classes in the circumstances described in Article X.
     (b) Notwithstanding clause (a) of this Section 2.1, Series or Classes of Trust shares in existence now or in the future will be made available to the Company only as the Distributor may so provide, subject to the Distributor’s rights set forth in Article X to suspend or terminate the offering of shares of any Series or Class or to terminate this Agreement.

     (c) The parties acknowledge and agree that: (i) the Trust may revoke the Distributor’s authority pursuant to the terms and conditions of its distribution agreement with the Distributor, and (ii) the Trust reserves the right in its sole discretion to refuse to accept a request for the purchase of Trust shares.
     2.2. Redemptions. The Trust shall redeem, at the Company’s request, any full or fractional Trust shares held by the Company on behalf of the Account, such redemptions to be effected at net asset value in accordance with Section 2.3 of this Agreement. Notwithstanding the foregoing: (a) the Company shall not redeem Trust shares attributable to Contract Owners except in the circumstances permitted in Article X of this Agreement, and (b) the Trust may delay redemption of Trust shares of any Series or Class to the extent permitted by the 1940 Act, any rules, regulations or orders thereunder, or the Prospectus for such Series or Class.
     2.3. Purchase and Redemption Procedures.
     (a) The Trust hereby appoints the Company as an agent of the Trust for the limited purpose of receiving purchase and redemption requests on behalf of the Accounts (but not the Company’s general account) for shares of those Series or Classes made available hereunder, based on transactions in Account Units. Receipt of any such requests (or effectuation of such transaction or processing) on any Business Day by the Company as such limited agent of the Trust prior to the Trust’s close of business as defined from time to time in the applicable Prospectus for such Series or Class (which as of the date of execution of this Agreement is the close of regular trading on the New York Stock Exchange (normally 4:00 p.m. New York Time)) shall constitute receipt by the Trust on that Business Day, provided that the Trust receives actual and sufficient notice of such request by 9:00 a.m. New York Time on the next following Business Day. Such notice shall be communicated by a mutually agreed upon means of electronic communication and shall be confirmed by facsimile.
     (b) The Company shall pay for shares of each Series or Class on the same day that it provides actual notice to the Trust of a purchase request for such shares. Payment for Series or Class shares shall be made in federal funds transmitted to the Trust by wire by 6:00 p.m. New York Time on the day the Trust receives actual notice of the purchase request for Series or Class shares (unless the Trust determines and so advises the Company that sufficient proceeds are available from redemption of shares of other Series or Classes effected pursuant to redemption requests tendered by the Company on behalf of the Account). In no event may proceeds from the redemption of shares requested pursuant to an order received by the Company after the Trust’s close of business on any Business Day be applied to the payment for shares for which a purchase order was received prior to the Trust’s close of business on the same day. If the issuance of Trust shares is canceled because federal funds are not timely received, the Company shall reimburse the respective Portfolio and Distributor with respect to all costs, expenses and losses directly relating thereto. Upon the Trust’s receipt of federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Trust. If federal funds are not received on time, such funds will be invested, and Trust shares purchased thereby will be issued, as soon as practicable after actual receipt of such funds but in any event not on the same day that the purchase order was received.
     (c) Payment for Trust shares redeemed by the Accounts or the Company shall be made in federal funds transmitted by wire to the Company or any other person properly designated in writing by the Company, such funds normally to be transmitted by 6:00 p.m. New York Time (5:00 p.m Central Time) on the next Business Day after the Trust receives actual notice of the redemption order for such shares (unless redemption proceeds are to be applied to the purchase of Trust shares of other Series or Classes in accordance with Section 2.3(b) of this Agreement), except that the Trust reserves the right to redeem trust shares in assets other than cash and to delay payment of redemption proceeds to the extent permitted by the 1940 Act, any rules or regulations or orders thereunder, or the applicable Prospectus. The Trust shall not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds by the Company or the Accounts; the Company alone shall be responsible for such action.
     (d) Any purchase or redemption request for Trust shares held or to be held by the Company’s general account, shall be effected at the net asset value per share next determined after the Trust’s actual receipt of such request, provided that, in the case of a purchase request, payment for Trust shares so requested is received by the Trust in federal funds prior to close of business for determination of such value, as defined from time to time in the Prospectus for such Series or Class.
     (e) Prior to the first purchase of any Trust shares hereunder, the Company and the Trust shall provide each other with all information necessary to effect wire transmissions of federal funds to the other party and all other designated persons pursuant to such protocols and security procedures as the parties may agree upon. Should such information change thereafter, the Trust and the Company, as applicable, shall notify the other in writing of such changes, observing the same protocols and security procedures, at least three Business Days in advance of when such change is to take effect. The Company and the Trust shall observe customary procedures to protect the confidentiality and security of such information, but the Trust shall not be liable to the Company for any breach of security.
     (f) The procedures set forth herein are subject to any additional terms set forth in the applicable Prospectus for the Series or Class or by the requirements of applicable law.
     2.4. Net Asset Value. The Trust shall use its best efforts to inform the Company of the net asset value per share for each Series or Class available to the Company as soon as reasonably practicable after the net asset value per share for such Series or Class is calculated, but no later than 7:00 p.m. New York Time (6:00 p.m. Central Time). The Trust shall calculate such net asset values in accordance with the Prospectus for such Series or Class.

     2.5. Dividends and Distributions. The Trust shall furnish notice to the Company as soon as reasonably practicable of any income dividends or capital gain distributions payable on any Series or Class shares. The Company, on its behalf and on behalf of the Accounts, hereby elects to receive all such dividends and distributions as are payable on any Series or Class shares in the form of additional shares of that Series or Class. The Company reserves the right, on its behalf and on behalf of the Accounts, to revoke this election and to receive all such dividends and capital gain distributions in cash; to be effective, such revocation must be made in writing and received by the Trust at least ten Business Days prior to a dividend or distribution date. The Trust shall notify the Company promptly of the number of Series or Class shares so issued as payment of such dividends and distributions.
     2.6. Book Entry. Issuance and transfer of Trust shares shall be by book entry only. Stock certificates will not be issued to the Company or the Accounts. Purchase and redemption orders for Trust shares shall be recorded in an appropriate ledger for each Account.
     2.7. Pricing Errors. In the event of an error in the computation of a Portfolio’s net asset value per share (“NAV”) or any dividend or capital gain distribution (each, a “pricing error”), Roszel Advisors shall notify the Company as soon as reasonably possible after discovery of the error. Such notification may be verbal, but shall be confirmed promptly in writing. A pricing error shall be corrected as follows: (a) if the pricing error results in a difference between the erroneous NAV and the correct NAV of less than $0.01 per share, then no corrective action need be taken, (b) if the pricing error results in a difference between the erroneous NAV and the correct NAV equal to or greater than $0.01 per share, but less than 1/2 of 1% of the Portfolio’s NAV at the time of the error, then Roszel Advisors shall reimburse the Portfolio for any loss, after taking into consideration any positive effect of such error; however, no adjustments to Contract Owner accounts need be made, and (c) if the pricing error results in a difference between the erroneous NAV and the correct NAV equal to or greater than 1/2 of 1 % of the Portfolio’s NAV at the time of the error, then Roszel Advisors shall reimburse the Portfolio for any loss (without taking into consideration any positive effect of such error) and shall reimburse the Company for the costs of adjustments made to correct Contract Owner accounts. If an adjustment is necessary to correct a material error which has caused Contract Owners to receive less than the amount to which they are entitled, the number of Account units of such Contract Owners will be adjusted and the amount of any underpayments shall be credited by Roszel Advisors to the Company for crediting of such amounts in the form of Account units for such Contract Owners. Upon notification by Roszel Advisors of any overpayment due to a material error, the Company shall promptly remit to Roszel Advisors any overpayment that has not been paid to Contract Owners. In no event shall the Company be liable to Contract Owners for any such adjustments or underpayment amounts. A pricing error within categories (b) or (c) above shall be deemed to be “materially incorrect” or constitute a “material error” for purposes of this Agreement. The standards set forth in this Section 2.7 are based on the parties’ understanding of the views expressed by the staff of the SEC as of the date of this Agreement. In the event the views of the SEC staff are later modified or superseded by SEC or judicial interpretation, the parties shall amend the foregoing provisions of this Agreement to comport with the appropriate applicable standards, on terms mutually satisfactory to all parties.

     2.8. Limits on Purchasers. The Distributor and the Trust shall sell Trust shares only to insurance companies and their separate accounts and to persons or plans (“Qualified Persons”) that qualify to purchase shares of the Trust under Section 817(h) of the Code and the regulations thereunder without impairing the ability of the Accounts to consider the portfolio investments of the Trust as constituting investments of the Accounts for the purpose of satisfying the diversification requirements of Section 817(h). The Company hereby represents and warrants that it and the Accounts are Qualified Persons. The Distributor and the Trust shall not sell Trust shares to any insurance company or separate account unless an agreement complying with Article VIII of this Agreement is in effect to govern such sales. The Distributor and the Trust shall not sell more than 10% of any Series of Trust shares to any Participating Plan unless an agreement is in effect between the Distributor, the Trust and the trustee (or other fiduciary) of the Plan containing provisions substantially the same as those in Article VIII of this Agreement. The Distributor and the Trust shall not sell Trust shares to any Participating Plan unless a written acknowledgment of the foregoing condition is received from the trustee (or other fiduciary) of the Plan.
     2.9. Disruptive Trading.
     (a) The Trust has adopted policies designed to prevent frequent purchases and redemptions of any Series of Trust shares in quantities great enough to: (i) disrupt orderly management of the corresponding Portfolio’s investment portfolio, or (ii) dilute the value of the outstanding Trust shares of that Series (“Disruptive Trading Policies”). These policies are disclosed in the Trust’s Prospectus. From time to time, the Trust, Roszel Advisors, and the Distributor implement procedures reasonably designed to enforce the Trust’s Disruptive Trading Policies and shall provide a written description of such procedures (and revisions thereto) to the Company. As a procedure in furtherance of its Disruptive Trading Policies, the Trust may assess fees, to be paid by one or more Accounts or by the Company, upon redemption of one or more Series or Classes of Trust shares within certain stated time periods after such shares have been purchased.
     (b) The Trust and the Company have entered into a Shareholder Information Agreement pursuant to Rule 22c-2(a)(2) of the Investment Company Act of 1940 that supplements this agreement and is attached as Appendix 1 hereto.
ARTICLE III
Representations and Warranties
     3.1. Company. The Company represents and warrants that: (a) it is an insurance company duly organized and in good standing under the laws of the jurisdiction of its organization, (b) it has legally and validly established each Account as a segregated asset account under applicable state law to serve as segregated investment accounts for the Contracts, (c) each Schedule 1 Account is duly registered as a unit investment trust under the 1940 Act and each such Account’s 1940 Act Registration Statement has been filed with the SEC in accordance with the 1940 Act, (d) the Schedule 2 Accounts and Schedule 3 Accounts each qualify for the exclusions on which they rely for not registering as investment companies under the 1940 Act, (e) it has registered, or will register, all Schedule 1 Contracts offered and sold pursuant to this Agreement under the 1933 Act and has effective Registration Statements for that purpose, (f) it will offer and sell the Contracts in compliance in all material respects with all applicable federal and state laws and regulations, including, but not limited to, state insurance law and federal securities law suitability requirements, (g) the Contracts have been filed, qualified and/or approved for sale, as applicable, under the insurance laws and regulations of the states in which the Contracts will be offered, (h) sales of the Schedule 2 Contracts and Schedule 3 Contracts properly qualify for exemptions on which the Company relies in not registering such Contracts, or interests in the Account through which each is issued, under the 1933 Act, (i) its activities and those of its employees in promoting the sale and distribution of the Contracts and effecting Contract Owner transactions in Account units have not caused, and will not cause, the Company to be deemed a broker-dealer, (j) orders it places for the purchase and redemption of Trust shares pursuant to Article 2.3 of this Agreement are the net result of transactions in units issued by an Account, instructions for which are received by the Company prior to the Trust’s close of business as defined from time to time in the applicable Prospectus for such Series or Class (which as of the date of execution of this Agreement is the close of regular trading on the New York Stock Exchange (normally 4:00 p.m. New York Time)), (k) as long as this Agreement remains in effect, it shall remain in continuous compliance with Article 6.3, Article 6.4 and Article 6.5 of this Agreement and (l) it will notify the Distributor, Roszel Advisors, and the Trust promptly if for any reason it is unable to perform its obligations under this Agreement.
     3.2. Trust. The Trust represents and warrants that: (a) it is a statutory trust duly organized and validly existing under Delaware law, (b) it is duly registered under the 1940 Act as an open-end management investment company and has filed a 1940 Act Registration Statement with the SEC in accordance with the provisions of the 1940 Act, (c) Trust shares issued pursuant to this Agreement have been, or will be, duly authorized and validly issued in accordance with applicable law, (d) it will offer and sell Trust shares pursuant to this Agreement in compliance in all material respects with all applicable federal and state laws and regulations, (e) it has registered, or will register, all Trust shares offered and sold pursuant to this Agreement under the 1933 Act and has an effective Registration Statement for that purpose, (f) as long as this Agreement remains in effect, it shall remain in continuous compliance with Article 6.1 and Article 6.2 of this Agreement, and (g) the Trust’s Board, a majority of whom are not interested persons of the Trust, have approved any plan under Rule 12b-1 (“Rule 12b-1 Plan”) to finance distribution expenses.
     3.3. Distributor. The Distributor represents and warrants that: (a) it is a corporation duly organized and in good standing under Delaware law and (b) it is registered as a broker-dealer under federal and applicable state securities laws and is a member of the FINRA.
     3.4. Roszel Advisors. Roszel Advisors represents and warrants that: (a) it is a limited liability company duly organized and in good standing under Delaware law, and (b) it is registered as an investment adviser under the Investment Advisers Act of 1940, as amended.

     3.5. Legal Authority. Each party represents and warrants that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate, partnership or trust action, as applicable, by such party, and, when so executed and delivered, this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.
     3.6. Bonding Requirement. Each party represents and warrants that all of its directors, officers, partners and employees dealing with the money and/or securities of the Trust are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than the amount required by the applicable rules of the FINRA and the federal securities laws. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. All parties shall make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, shall provide evidence thereof promptly to any other party upon written request therefor, and shall notify the other parties promptly in the event that such coverage no longer applies.
ARTICLE IV
Regulatory Requirements
     4.1. Trust Filings. The Trust shall amend the Trust’s Registration Statement from time to time and maintain its effectiveness as required in order to effect the continuous offering of Trust shares in compliance with applicable law. Notwithstanding the foregoing, the Trust shall register and qualify Trust shares for sale in accordance with the laws of various states if, and to the extent, deemed advisable by the Trust, Roszel Advisors, or the Distributor. The Trust shall amend its 1940 Act Registration Statement as required by the 1940 Act to maintain its registration under the 1940 Act for as long as Trust shares are outstanding. The Trust shall file Form 24F-2 and pay 1933 Act registration fees for all Series and Classes of Trust shares, other than such shares issued to Schedule 1 Accounts, as required by Rule 24f-2 under the 1940 Act. The Trust shall comply in all material respects with the 1940 Act.
     4.2. Account Filings. The Company shall amend the Registration Statement for each Schedule 1 Contract from time to time and maintain its effectiveness as required in order to effect the continuous offering of such Contracts in compliance with applicable law for as long as purchase payments are made under such Contracts. Notwithstanding the foregoing, the Company: (a) may permit the effectiveness of a Schedule 1 Contract’s Registration Statement to expire if the Company has supplied the Trust with an SEC “no-action” letter or opinion of counsel satisfactory to the Trust’s counsel to the effect that maintaining such Registration Statement on a current basis is no longer required, and (b) shall register and qualify the Contracts for sale in accordance with the securities laws of the various states only if, and to the extent, it considers such registration and qualification necessary. The Company shall amend each Schedule 1 Account’s 1940 Act Registration Statement as required by the 1940 Act to maintain the Account’s registration under the 1940 Act for as long as the Schedule 1 Contracts issued through that Account are in force. With regard to each Schedule 1 Account, the Company shall comply in all material respects with the 1940 Act.

     The Company shall be responsible for filing all Contract forms, applications, marketing materials and other documents relating to the Contracts and/or the Accounts with state insurance commissions, as required or customary, and shall use its best efforts: (a) to obtain any and all approvals thereof, under applicable state insurance law, of each state or other jurisdiction in which Contracts are or may be offered for sale, and (b) to keep such approvals in effect for so long as the Contracts are outstanding.
     4.3. Delivery of Prospectuses by the Company. The Company shall deliver (or arrange for delivery of) an appropriate Prospectus to each prospective Contract Owner describing in all material respects the terms and features of the Contract being offered. The Company also shall deliver (or arrange for delivery of) a Prospectus for each Portfolio that a prospective Contract Owner identifies on his or her application as an intended investment option under a Contract or to which a Contract Owner allocates premium payments to or transfers Contract value. The Company shall deliver (or arrange for delivery of) such Prospectuses at the times required by applicable provisions of the 1933 Act and rules or regulations thereunder.
     4.4. Voting of Trust Shares. The extent required by Section 12(d)(l)(E)(iii)(aa) of the 1940 Act or Rule 6e-2 or Rule 6e-3(T) thereunder, or other applicable law, whenever the Trust shall have a meeting of holders of any Series or Class of Trust shares, the Company shall:
•	solicit voting instructions from Contract Owners,

•	vote Trust shares held in each Account at such shareholder meetings in accordance with instructions received from Contract Owners,

•	vote Trust shares held in each Account for which it has not received timely instructions in the same proportion as it votes the applicable Series or Class of Trust shares for which it has received timely instructions, and

•	vote Trust shares held in its general account in the same proportion as it votes the applicable Series or Class of Trust shares held by the Accounts for which it has received timely instructions.
Except with respect to matters as to which the Company has the right in connection with Schedule 1 Contracts under Rule 6e-2 or Rule 6e-3(T) under the 1940 Act, to vote Trust shares without regard to voting instructions from Contract Owners, neither the Company nor any of its affiliates will recommend action in connection with, or oppose or interfere with, the actions of the Trust Board to hold shareholder meetings for the purpose of obtaining approval or disapproval from shareholders (and, indirectly, from Contract Owners) of matters put before the shareholders.
     As required by the conditions attaching to the SEC Order, the Company shall remain responsible for ensuring that it calculates voting instructions and votes Trust shares at shareholder meetings in a manner consistent with other Participating Investors. The Trust will notify the Company of any changes to the SEC Order, the conditions attaching thereto, or to any interpretation of the SEC Order or conditions.
     4.5. State Insurance Law Restrictions. The Company acknowledges and agrees that it is the responsibility of the Company and other Participating Insurance Companies to determine investment restrictions and any other restrictions, limitations or requirements under state insurance law applicable to any Portfolio or the Trust, Roszel Advisors, or the Distributor, and that none of the Trust, Roszel Advisors, or the Distributor shall bear any responsibility to the Company, other Participating Insurance Companies or any Product Owners for any such determination or the correctness of such determination. The Company shall inform the Trust in writing of any investment restrictions imposed by state insurance law that the Company determines may become applicable to the Trust or a Portfolio from time to time as a result of the Accounts’ investment therein. Upon receipt of any such information from the Company or any other Participating Insurance Company, the Trust shall determine whether it is in the best interests of shareholders to comply with any such restrictions. If the Trust determines that it is not in the best interests of shareholders (which, for this purpose, shall mean Product Owners) to comply with a restriction determined to be applicable by the Company, the Trust shall so inform the Company, and the Trust and the Company shall discuss alternative accommodations in the circumstances.
     4.6. Interpretation of Law. Under no circumstances will the Trust, Roszel Advisors, the Distributor or any of their affiliates (excluding Participating Investors) be held responsible or liable in any respect for any statements or representations made by them or their legal advisers to the Company or any Contract Owner concerning the applicability of any federal or state laws, regulations or other authorities to the activities contemplated by this Agreement.
     4.7. Disclosure. The Trust’s Prospectus shall state that the statement of additional information for the Trust is available from either the Distributor or the Trust. The Trust hereby notifies the Company that it is appropriate to include in Contract Prospectuses, disclosure of the potential risks of mixed and shared funding.
     4.8. Drafts of Filings. The Trust and the Company shall provide to each other copies of draft versions of any Registration Statements that mention the other party by name. Such drafts shall be provided to the other party sufficiently in advance of filing such materials with regulatory authorities in order to allow such other party a reasonable opportunity to review the materials.
     4.9. Copies of Filings. Upon request, the Trust and the Company shall provide to each other at least one complete copy of all Registration Statements, Prospectuses, Statements of Additional Information, periodic and other shareholder or Contract Owner reports, proxy statements, solicitations of voting instructions, applications for exemptions, requests for “no-action” letters, and all amendments or supplements to any of the above, that relate to the Trust, the Contracts or the Accounts, as the case may be, promptly after the filing by or on behalf of each such party of such document with the SEC or other regulatory authorities (it being understood that this provision is not intended to require the Trust to provide to the Company copies of any such documents prepared, filed or used by Participating Investors other than the Company and the Accounts).
     4.10. Regulatory Responses. Each party shall promptly provide to all other parties copies of responses to no-action requests, notices, orders and other rulings received by such party with respect to any filing covered by Section 4.9 of this Agreement.
     4.11. Complaints and Proceedings.
     (a) The Trust, Roszel Advisors, and/or the Distributor shall immediately notify the Company of: (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order (but not including an order of a regulatory body exempting or approving a proposed transaction or arrangement) with respect to the Trust’s Registration Statement or the Prospectus of any Series or Class, (ii) any request by the SEC for any amendment to the Trust’s Registration Statement or the Prospectus of any Series or Class, (iii) the initiation of any proceedings for that purpose or for any other purposes relating to the registration or offering of the Trust shares, or (iv) any other action or circumstances that may prevent the lawful offer or sale of Trust shares or any Class or Series in any state or jurisdiction, including, without limitation, any circumstance in which (A) such shares are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law or (B) such law precludes the use of such shares as an underlying investment medium for the Contracts. The Trust will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.
     (b) The Company shall immediately notify the Trust, Roszel Advisors, and the Distributor of: (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order (but not including an order of a regulatory body exempting or approving a proposed transaction or arrangement) with respect to the Contracts’ Registration Statement or the Contracts’ Prospectus, (ii) any request by the SEC for any amendment to the Contracts’ Registration Statement or Prospectus, (iii) the initiation of any proceedings for that purpose or for any other purposes relating to the registration or offering of the Contracts, or (iv) any other action or circumstances that may prevent the lawful offer or sale of the Contracts or any class of Contracts in any state or jurisdiction, including, without limitation, any circumstance in which such Contracts are not registered, qualified and approved, and, in all material respects, issued and sold in accordance with applicable state and federal laws. The Company will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.
     (c) Each party shall immediately notify the other parties when it receives notice, or otherwise becomes aware of, the commencement of any litigation or proceeding against such party or a person affiliated therewith in connection with the issuance or sale of Trust shares or the Contracts.
     (d) The Company shall provide to the Trust, Roszel Advisors, and the Distributor any complaints it has received from Contract Owners pertaining to the Trust or a Portfolio, and the Trust, Roszel Advisors, and the Distributor shall each provide to the Company any complaints it has received from Contract Owners relating to the Contracts,
     4.12. Cooperation. Each party hereto shall cooperate with the other parties and all appropriate government authorities (including without limitation the SEC, the FINRA and state securities and insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry by any such authority relating to this Agreement or the transactions contemplated hereby. However, such access shall not extend to attorney-client privileged information.
ARTICLE V
Sale, Administration and Servicing of the Contracts
     5.1. Sale of the Contracts. The Company shall be fully responsible as to the Trust, Roszel Advisors, and the Distributor for the sale and marketing of the Contracts. The Company shall provide Contracts, the Contracts’ and Trust’s Prospectuses, Contracts’ and Trust’s Statements of Additional Information, and all amendments or supplements to any of the foregoing to Contract Owners and prospective Contract Owners, all in accordance with federal and state laws. Without limiting the generality of the foregoing, the Company shall: (1) enter into and enforce agreements with affiliated and unaffiliated parties to, and (2) adopt and implement written compliance policies and procedures reasonably designed to, ensure that:
•	all persons offering or selling the Contracts are duly licensed and registered under applicable insurance and securities laws,

•	all individuals offering or selling the Contracts are duly appointed agents of the Company and, when required by applicable law, are registered representatives of a FINRA member broker-dealer,

•	each sale of a Contract satisfies applicable suitability requirements under insurance and securities laws and regulations, including without limitation the rules of the FINRA,

•	persons offering or selling the Contracts disclose to prospective Contract Owners remuneration each expects to receive in connection with sales of the Contracts and any conflicts of interest arising therefrom as required by applicable law, and

•	persons offering or selling the Contracts do not intend to engage in Account unit transactions that would violate the Company’s or the Trust’s Disruptive Trading Policies.

     5.2. Anti-Money Laundering. The Company shall comply with all applicable laws and regulations designed to prevent money “laundering” and financing of terrorist activity, and if required by such laws or regulations, to share with the Trust information about individuals, entities, organizations and countries suspected of possible terrorist or money ‘laundering” activities in accordance with Section 314(b) of the USA Patriot Act. In addition, the Company shall adopt and implement policies and procedures reasonably designed to achieve compliance with the applicable laws and regulations designed to prevent money “laundering” and financing of terrorist activity.
     Upon request by the Trust, federal examiners or a self regulatory organization, the Company will provide information, certifications, representations and records relating to its compliance with the USA Patriot Act or Bank Secrecy Act. The Company will cooperate with any reasonable request by the Trust or its agents to inspect the records and facilities of the Company regarding compliance with such “anti-money laundering” requirements. If any of the Company’s representations with respect to compliance with “anti-money laundering” requirements ceases to be true, the Company will promptly notify the Trust.
     The Trust, Roszel Advisors, and the Distributor shall comply with all applicable laws and regulations designed to prevent money “laundering”, and if required by such laws or regulations, to share with the Company information about individuals, entities, organizations and countries suspected of possible terrorist or money “laundering” activities in accordance with Section 314(b) of the USA Patriot Act.
     5.3. Administration and Servicing of the Contracts. The Company shall be fully responsible for the underwriting, issuance, service and administration of the Contracts and for the administration of the Account, including, without limitation, the calculation of performance information for the Contracts, the timely payment of Contract Owner redemption requests and processing of Contract transactions, and the maintenance of a service center, such functions to be performed in all respects at a level commensurate with those standards prevailing in the variable insurance industry. The Company shall provide to Contract Owners all Trust reports, solicitations for voting instructions including any related Trust proxy solicitation materials, and updated Trust Prospectuses as required under the federal securities laws.
     5.4. Customer Complaints. The Company shall promptly address all complaints from Contract Owners and resolve such complaints consistent with high ethical standards and principles of ethical conduct.
     5.5. Trust Prospectuses and Reports. In order to enable the Company to fulfill its obligations under this Agreement and the federal securities laws, the Trust, Roszel Advisors, or the Distributor shall provide the Company with a copy, in camera-ready form or form otherwise suitable for printing or duplication of: (a) the Trust’s Prospectus for the Series and Classes listed on Schedules 1B, 2B, and 3B and any supplement thereto; (b) any Trust proxy soliciting material for such Series or Classes; and (c) any Trust periodic shareholder reports. The Trust and the Company may agree upon alternate arrangements, but in all cases, the Trust reserves the right to approve the printing of any such material. The Trust, Roszel Advisors, or the Distributor shall also make available to the Company each Statement of Additional Information and supplement thereto. The Trust shall provide the Company at least 10 days advance written notice when any such material shall become available, provided, however, that in the case of a supplement, the Trust shall provide the Company notice reasonable in the circumstances, it being understood that circumstances surrounding such supplement may not allow for advance notice. The Company may not alter any material so provided by the Trust, Roszel Advisors, or the Distributor (including, without limitation, presenting or delivering such material in a different medium such as electronic mail or attachments thereto) without the prior written consent of the Distributor.
     5.6. Trust Advertising Material. Neither the Company nor any person directly or indirectly authorized by the Company (including, without limitation, underwriters, distributors, and sellers of the Contracts) shall use any piece of advertising, sales literature or other promotional material in which the Trust, Roszel Advisors, the Distributor, or their affiliates is named, except with the prior written consent of the Trust, Roszel Advisors, or the Distributor. The Company shall furnish to the Trust, Roszel Advisors, or the Distributor each such piece of advertising, sales literature or other promotional material at least ten (10) days prior to its use. The Trust, Roszel Advisors, or the Distributor shall respond to any request for written consent on a prompt and timely basis, but failure to respond shall not relieve the Company of the obligation to obtain the prior written consent of the Trust, Roszel Advisors, or the Distributor. After receiving the Trust’s, Roszel Advisors’ or Distributor’s consent to the use of any such material, no further changes may be made without obtaining the Trust’s, Roszel Advisors’ or Distributor’s consent to such changes. The Trust, Roszel Advisors, or the Distributor may at any time in its sole discretion revoke such written consent, and upon notification of such revocation, the Company shall no longer use the material subject to such revocation. The Company shall not be responsible for filing any materials with the FINRA as applicable.
     5.7. Contracts Advertising Material. The Trust, Roszel Advisors, and the Distributor shall not use any piece of advertising or sales literature or other promotional material in which the Company, an Account or a Contract is named, except with the prior written consent of the Company. The Trust, Roszel Advisors, or the Distributor shall furnish to the Company each such piece of advertising, sales literature or other promotional material at least ten (10) days prior to its use. The Company shall respond to any request for written consent on a prompt and timely basis, but failure to respond shall not relieve the Trust, Roszel Advisors, or the Distributor of the obligation to obtain the prior written consent of the Company. After receiving the Company’s consent to the use of any such material, no further changes may be made by the Trust, Roszel Advisors, or the Distributor without obtaining the Company’s consent to such changes. The Company may at any time in its sole discretion revoke any written consent, and upon notification of such revocation, neither the Trust nor Roszel Advisors nor the Distributor shall use the material subject to such revocation. The Trust, Roszel Advisors and the Distributor shall not be responsible for filing any such materials with the FINRA as applicable.
     5.8. Trade Names. No party shall use any other party’s names, logos, trademarks or service marks, whether registered or unregistered, without the prior written consent of such other party, or after written consent therefor has been revoked. No party shall use in advertising, publicity or otherwise the name of the other parties, or any of their affiliates nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof of the other parties, or their affiliates without the prior written consent of the affected party in each instance.
     5.9. Representations by Company. Except with the prior written consent of the Trust, the Company shall not give any information or make any representations or statements about the Trust or the Portfolios nor shall it authorize or allow any other person to do so except information or representations contained in the Trust’s Registration Statement or the Trust’s Prospectuses or in reports or proxy statements for the Trust, or in advertisements, sales literature or other promotional material approved in writing by the Trust or its designee in accordance with this Article V, or in published reports or statements of the Trust in the public domain.
     The Company agrees to ensure that advertisements, sales literature or other promotional material for the Contracts prepared by the Company or its affiliates will be consistent with applicable laws, rules, and regulations of any regulatory agency or self-regulatory agency relating to the Contracts or to the sale of the Contracts, including, but not limited to, FINRA Conduct Rule 2210 and IM-2210-1, IM-2210-2 and IM-2210-3 thereunder.
     The Company has adopted and implemented, or shall adopt and implement, written compliance procedures reasonably designed to ensure that information concerning the Trust, Roszel Advisors, the Distributor, or any of their affiliates which is intended for use by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Contract Owners or prospective Contract Owners) is so used. None of the Trust, Roszel Advisors, the Distributor, or any of their affiliates shall be liable for any losses, damages, or expenses relating to the improper use of such “broker only” materials by agents of the Company or its affiliates who are unaffiliated with the Trust, Roszel Advisors, or the Distributor. The parties agree that this Section 5.9 is not intended to designate nor otherwise imply that the Company is an underwriter or distributor of the Trust’s shares.
     5.10. Representations by Trust Except with the prior written consent of the Company, the Trust shall not give any information or make any representations on behalf of the Company or concerning the Company, the Accounts or the Contracts other than the information or representations contained in the appropriate Contract Registration Statement or Contract Prospectus or in published reports of the Company or the Accounts which are in the public domain or in advertisements, sales literature or other promotional material approved in writing by the Company in accordance with this Article V.
     The Trust agrees to ensure that advertisements, sales literature or other promotional material for the Trust prepared by Roszel Advisors or the Distributor or their affiliates in connection with the sale of the Contracts will be consistent with applicable laws, rules, and regulations of any regulatory agency or self regulatory agency relating to the Trust or to the sale of Trust shares, including, but not limited to, FINRA Conduct Rule 2210 and IM-2210-1, IM-2210-2 and IM-2210-3 thereunder.

     The Trust, Roszel Advisors, or the Distributor shall mark information produced by or on behalf of the Trust which is intended for use by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Contract Owners or prospective Contract Owners) “FOR BROKER USE ONLY,” and neither the Company nor any of its affiliates shall be liable for any losses, damages, or expenses arising on account of the use by brokers of such information with third parties in the event that it is not so marked.
     5.11. Advertising. For purposes of this Article V, the phrase “advertising, sales literature or other promotional material” includes, but is not limited to, any material constituting sales literature or advertising under the FINRA Conduct rules, the 1940 Act or the 1933 Act. Such material includes, without limitation, the following materials for prospective Contract Owners, existing Contract Owners, wholesalers and other broker-dealers, rating or ranking agencies, or the press:
•	advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, websites, or other public media),

•	sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, electronic mail, or published article),

•	educational or training materials or other communications distributed or made generally available to some or all agents or employees, and

•	registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials.
ARTICLE VI
Compliance with Code
     6.1. Section 817(h). The Trust will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the Code and regulations thereunder. Without limiting the scope of the foregoing, the Trust shall ensure that each Portfolio will comply with Section 817(h) of the Code and Treasury Regulation 1.817-5 thereunder, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, and any amendments or other modifications to such Section and Regulation or successors thereto. The Trust shall notify the Company immediately upon having a reasonable basis for believing that a Portfolio has failed to so comply or that it might not comply in the future.
     6.2. Subchapter M. The Trust shall maintain the qualification of each Portfolio as a regulated investment company (under Subchapter M or any successor or similar provision), and the Trust shall notify the Company immediately upon having a reasonable basis for believing that a Portfolio has ceased to so qualify or that it might not so qualify in the future.
     6.3. Contracts. The Company shall ensure that at the time each Contract is issued it is treated as a life insurance, endowment, or annuity contract under applicable provisions of the Code, and that as long as the Accounts hold shares of the Trust the Company shall maintain such treatment for each outstanding Contract. The Company shall notify the Trust and the Distributor immediately upon having any basis for believing that the Contracts will not be treated as life insurance, endowment, or annuity contracts under applicable provisions of the Code.
     6.4 Regulation 1.817-5(f). The Company shall ensure that no Portfolio fails to remain eligible for “look-through” treatment under Treasury Regulation 1.817-5(f) by reason of a current or future failure of the Company, the Accounts or the Contracts to comply with any applicable requirements of the Code or Treasury Regulations. The Company shall notify the Trust, Roszel Advisors, and the Distributor immediately upon having any basis for believing that the failure of the Company, the Accounts or the Contracts to comply with any applicable requirements of the Code or Treasury Regulations could render a Portfolio ineligible, or jeopardize a Portfolio’s eligibility, for “look-through” treatment under Treasury Regulation 1.817-5(f). In the event of such a failure, the Company shall take all necessary steps to cure any such failure, including, if necessary, obtaining a waiver or closing agreement with respect to such failure from the U.S. Internal Revenue Service at the Company’s expense.
     6.5 Modified Endowment Contracts. The Company shall ensure that any Prospectus offering a variable life insurance Contract in circumstances where it is reasonably probable that such Contract would be a “modified endowment contract,” as that term is defined in Section 7702A of the Code, will identify such Contract as a modified endowment contract.
ARTICLE VII
Expenses
     7.1. Expenses. All expenses incident to each party’s performance under this Agreement (including expenses expressly assumed by such party pursuant to this Agreement) shall be paid by such party to the extent permitted by law.
     7.2. Trust Expenses. Expenses incident to the Trust’s performance of its duties and obligations under this Agreement include, but are not limited to, the costs of:
     (a) registration and qualification of the Trust shares under the federal securities laws;
     (b) preparation and filing with the SEC of the Trust’s Prospectuses, Trust’s Statement of Additional Information, Trust’s Registration Statement, Trust proxy materials and shareholder reports, and preparation of a “camera-ready” copy of the foregoing;

     (c) preparation of all statements and notices required by any federal or state securities law;
     (d) printing of all proxy materials, shareholder reports, prospectuses and other documents required to be provided by the Trust to its existing shareholders, and providing sufficient copies of the same to the Company for Contract Owners currently invested in the Trust and to new Contract Owners; provided, however, that if the Company prints copies of the Trust’s Prospectus (or portions thereof) as part of a larger document containing prospectuses of other investment companies, the Trust shall bear the expense only of its share of the cost of printing the document (for this purpose, the Trust’s share shall be the percentage of the total cost of the document represented by the ratio that the number of pages of the Trust’s Prospectus bears to the total number of pages);
     (e) all taxes on the issuance or transfer of Trust shares;
     (f) payment of all applicable fees relating to the Trust, including, without limitation, all fees due under Rule 24f-2 in connection with sales of Trust shares to qualified retirement plans, custodial, auditing, transfer agent and advisory fees, fees for insurance coverage and Trustees’ fees; and
     (g) any expenses permitted to be paid or assumed by the Trust pursuant to a Rule 12b-1 plan under the 1940 Act.
     7.3. Company Expenses. Expenses incident to the Company’s performance of its duties and obligations under this Agreement include, but are not limited to, the costs of:
     (a) registration and qualification of the Schedule 1 Contracts under the federal securities laws;
     (b) preparation Contract Prospectuses, and filing with the SEC of the Prospectuses and Registration Statements for Schedule 1 Contracts;
     (c) the sale, marketing and distribution of the Contracts, including printing and dissemination of Contract Prospectuses to current and prospective Contract Owners and provision of the Trust’s Prospectuses to current and new Contract Owners as well as compensation for Contract sales;
     (d) administration of the Contracts;
     (e) solicitation of voting instructions, including distribution of Trust proxy materials to Contract Owners;
     (f) payment of all applicable fees relating to Accounts and the Contracts;
     (g) preparation, printing and dissemination of all statements and notices to Contract Owners required by any federal or state insurance law other than those paid for by the Trust; and
     (h) preparation, printing and dissemination of all marketing materials for the Contracts and Trust except where other arrangements are made in advance.

     7.4. Other Expenses and Payments. The Trust, Roszel Advisors, and the Distributor shall pay no fee or other compensation to the Company under this Agreement. Each party, however, shall, in accordance with the allocation of expenses specified in this Agreement, reimburse other parties for expenses paid by such other parties, but allocated to it. In addition, nothing herein shall prevent the parties from otherwise agreeing to perform, and arranging for appropriate compensation for, other services relating to the Trust, Roszel Advisors, the Distributor, the Company or the Accounts. Notwithstanding the foregoing, if the Trust or any Series or Class adopts and implements a distribution plan under Rule 12b-l under the 1940 Act, as contemplated by Article 3.2(g) of this Agreement, then the Trust or any Series or Class thereof may pay the Distributor, and the Distributor may pay the principal underwriter or distributor of one or more classes of Contracts, for activities primarily intended to result in the sale of Trust shares to the Accounts through which such Contracts are issued. Likewise, if the Trust or any Series or Class adopts and implements a shareholder service plan pursuant to Rule 12b-l under the 1940 Act, or otherwise, then the Trust or the appropriate Series or Class may pay the Distributor and the Distributor may pay the principal underwriter or distributor of one or more classes of Contracts, or the Company, for activities related to personal service and/or maintenance of Contract Owner accounts, as permitted by such plan.
ARTICLE VIII
Potential Conflicts
     8.1. SEC Order. The parties to this Agreement acknowledge that the Trust has obtained the SEC Order granting exemptions from various provisions of the 1940 Act and the rules thereunder to Participant Accounts supporting variable life insurance policies to the extent necessary to permit them to hold Trust shares when Trust share also are sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated Participating Insurance Companies and other Qualified Persons (as defined in Section 2.8 hereof). The SEC Order is conditioned upon the Trust and each Participating Insurance Company complying with conditions and undertakings substantially as provided in this Article VIII. The Trust will not enter into a participation agreement with any other Participating Insurance Company unless it imposes the same conditions and undertakings on that company as are imposed on the Company pursuant to this Article VIII.
     8.2. Company Reporting Requirements. The Company shall report any conflicts or potential conflicts to the Trust Board and will provide the Trust Board, at least annually, with all information reasonably necessary for the Trust Board to consider any issues raised by such existing or potential conflicts or by the conditions and undertakings required by the Exemptive Order. The Company also shall assist the Trust Board in carrying out its obligations including, but not limited to: (a) informing the Trust Board whenever it disregards Contract Owner voting instructions with respect to variable life insurance policies, and (b) providing such other information and reports as the Trust Board may reasonably request. The Company will carry out these obligations with a view only to the interests of Contract Owners.

     8.3. Trust Board Monitoring and Determination. The Trust Board shall monitor the Trust for the existence of any material irreconcilable conflicts between or among the interests of Participating Plans, Product Owners of variable life insurance policies and Product Owners of variable annuity contracts and determine what action, if any, should be taken in response to those conflicts. A majority vote of Trustees who are not interested persons of the Trust as defined in the 1940 Act (the “disinterested trustees”) shall represent a conclusive determination as to the existence of a material irreconcilable conflict between or among the interests of Product Owners and Participating Plans and as to whether any proposed action adequately remedies any material irreconcilable conflict. The Trust Board shall give prompt written notice to the Company and Participating Plan of any such determination. Minutes of the meetings of the Trust Board, or other appropriate records of the Trust, shall record all reports received by the Board regarding such conflicts and all actions taken by the Board in response.
     8.4. Undertaking to Resolve Conflict. In the event that a material irreconcilable conflict of interest arises between Product Owners of variable life insurance policies or Product Owners of variable annuity contracts and Participating Plans, the Company will, at its own expense, take whatever action is necessary to remedy such conflict as it adversely affects Contract Owners up to and including: (1) establishing a new registered management investment company, and (2) withdrawing assets from the Trust attributable to reserves for the Contracts subject to the conflict and reinvesting such assets in a different investment medium (including another Portfolio) or submitting the question of whether such withdrawal should be implemented to a vote of all affected Contract Owners, and, as appropriate, segregating the assets supporting the Contracts of any group of such owners that votes in favor of such withdrawal, or offering to such owners the option of making such a change. The Company will carry out the responsibility to take the foregoing action with a view only to the interests of Contract Owners.
     8.5. Withdrawal. If a material irreconcilable conflict arises because of the Company’s decision to disregard the voting instructions of Contract Owners of variable life insurance policies and that decision represents a minority position or would preclude a majority vote at any Portfolio shareholder meeting, then, if Trust Board so requests, the Company will redeem the shares of the Trust to which the disregarded voting instructions relate provided that the Trust give six (6) months written notice of such required redemption to the Company. No charge or penalty, however, will be imposed in connection with such a redemption.
     8.6. Expenses Associated with Remedial Action. In no event shall the Trust be required to bear the expense of establishing a new funding medium for any Contract. The Company shall not be required by this Article VIII to establish a new funding medium for any Contract if an offer to do so has been declined by vote of a majority of the Contract Owners materially adversely affected by the irreconcilable material conflict.
     8.7. Successor Rules. If and to the extent that Rule 6e-2 or Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provisions of the 1940 Act or the rules promulgated thereunder with respect to mixed and shared funding on terms and conditions materially different from those contained in the SEC Order, then: (a) the Trust and/or the Company, as appropriate, shall take such steps as may be necessary to comply with Rules

6e-2 and 6e-3(T), as amended, or Rule 6e-3, as adopted, as applicable, to the extent such rules are applicable, and (b) Sections 8.2 through 8.7 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.
ARTICLE IX
Indemnification
     9.1. Indemnification by the Company. The Company hereby agrees to, and shall, indemnify and hold harmless the Trust, Roszel Advisors, the Distributor and each person who controls or is affiliated with the Trust, Roszel Advisors, or the Distributor within the meaning of such terms under the 1933 Act or 1940 Act (but not any Participating Insurance Companies or Qualified Persons) and any officer, trustee, partner, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, expenses or liabilities:
     (a) arise out of or are based upon any untrue statement of any material fact or alleged untrue statement of material fact contained in the Contract Registration Statements, Contract Prospectuses, sales literature or other promotional material for the Contracts or the Contracts themselves (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this obligation to indemnify shall not apply if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by the Trust, Roszel Advisors, or the Distributor for use in the Contract Registration Statements, Contract Prospectuses or in the Contracts or sales literature or promotional material for the Contracts (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Trust shares; or
     (b) arise out of any untrue statement or alleged untrue statement of a material fact contained in the Trust Registration Statement, any Prospectus for Series or Classes or sales literature or other promotional material of the Trust (or any amendment or supplement to any of the foregoing), or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with information furnished to the Trust, Roszel Advisors, or the Distributor in writing by or on behalf of the Company; or
     (c) arise out of or are based upon any wrongful conduct of, or violation of federal or state law by, the Company or persons under its control or subject to its authorization, including without limitation, any broker-dealers or agents authorized to sell the Contracts, with respect to the sale, marketing or distribution of the Contracts or Trust shares, including, without limitation, any impermissible use of broker-only material, unsuitable or improper sales of the Contracts or unauthorized representations about the Contracts or the Trust; or
     (d) arise as a result of any failure by the Company or persons under its control (or subject to its authorization) to provide services, furnish materials or make payments as required under this Agreement; or
     (e) arise out of any material breach by the Company or persons under its control (or subject to its authorization) of this Agreement; or
     (f) any breach of any warranties contained in Article III hereof, any failure to transmit a request for redemption or purchase of Trust shares or payment therefor on a timely basis in accordance with the procedures set forth in Article II, or any unauthorized use of the names or trade names of the Trust, Roszel Advisors, or the Distributor.
This indemnification is in addition to any liability that the Company may otherwise have; provided, however, that no party shall be entitled to indemnification if such loss, claim, damage, expense or liability is caused by the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.
     9.2. Indemnification by the Distributor. The Distributor hereby agrees to, and shall, indemnify and hold harmless the Company and each person who controls or is affiliated with the Company within the meaning of such terms under the 1933 Act or 1940 Act and any officer, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, expenses or liabilities:
     (a) arise out of or are based upon any untrue statement of any material fact or alleged untrue statement of material fact contained in the Trust’s Registration Statement, any Prospectus for Series or Classes or sales literature or other promotional material of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this obligation to indemnify shall not apply if such statement or omission was made in reliance upon and in conformity with information furnished in writing by the Company to the Trust, Roszel Advisors, or the Distributor for use in the Trust’s Registration Statement, Trust’s Prospectus or sales literature or promotional material for the Trust (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Trust shares; or
     (b) arise out of any untrue statement of a material fact or alleged untrue statement of material fact contained in the Contract Registration Statements, Contract

Prospectuses or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon information furnished in writing by the Trust, Roszel Advisors, or the Distributor to the Company; or
     (c) arise out of or are based upon wrongful conduct of the Trust or its Trustees or officers, the Distributor or persons under its control, or Roszel Advisors or persons under its control with respect to the sale of Trust shares; or
     (d) arise as a result of any failure by the Trust, the Distributor or persons under its control, or Roszel Advisors or persons under its control to provide services, furnish materials or make payments as required under the terms of this Agreement; or
     (e) arise out of any material breach by the Trust, the Distributor or persons under its control, or Roszel Advisors or persons under its control of this Agreement (including any breach of Section 6.1 of this Agreement and any warranties contained in Article III hereof);
it being understood that in no way shall the Distributor be liable to the Company with respect to any violation of insurance law, compliance with which is a responsibility of the Company under this Agreement or otherwise or as to which the Company failed to inform the Distributor in accordance with Section 4.5 hereof. This indemnification is in addition to any liability that the Distributor may otherwise have; provided, however, that no party shall be entitled to indemnification if such loss, claim, damage or liability is caused by the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.
     9.3. Indemnification Procedures. After receipt by a party entitled to indemnification (“indemnified party”) under this Article IX of notice of the commencement of any action, if a claim in respect thereof is to be made by the indemnified party against any person obligated to provide indemnification under this Article IX (“indemnifying party”), such indemnified party will notify the indemnifying party in writing of the commencement thereof as soon as practicable thereafter, provided that the omission to so notify the indemnifying party will not relieve it from any liability under this Article IX, except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give such notice. The indemnifying party, upon the request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (a) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (b) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.
     A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article IX. The indemnification provisions contained in this Article IX shall survive any termination of this Agreement.
ARTICLE X
Relationship of the Parties; Termination
     10.1. Relationship of Parties. The Company is to be an independent contractor vis-a-vis the Trust, Roszel Advisors, the Distributor, or any of their affiliates for all purposes hereunder and will have no authority to act for or represent any of them (except to the limited extent the Company acts as agent of the Trust pursuant to Section 2.3(a) of this Agreement). In addition, no officer or employee of the Company will be deemed to be an employee or agent of the Trust, Roszel Advisors, the Distributor, or any of their affiliates. The Company will not act as an “underwriter” or “distributor” of the Trust, as those terms variously are used in the 1940 Act, the 1933 Act, and rules and regulations promulgated thereunder. Likewise, the Company is not a “transfer agent” or “administrator” of the Trust as those terms are defined in Rule 38a-l under the 1940 Act.
     10.2. Non-Exclusivity and Non-Interference. The parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Trust shares may be sold to other insurance companies and investors (subject to Section 2.8 hereof) and the cash value of the Contracts may be invested in other investment companies, provided, however, that until this Agreement is terminated pursuant to this Article X:
     (a) the Company shall not, without the prior written consent of the Distributor (unless otherwise required by applicable law), solicit, induce or encourage Contract Owners to change or modify the Trust to change the Trust’s distributor or investment adviser; and
     (b) the Company shall not substitute another investment company for one or more Portfolios without providing written notice to the Distributor at least 90 days in advance of effecting any such substitution.
     10.3. Termination of Agreement. This Agreement shall terminate:
     (a) when the Trust is dissolved, liquidated, or merged into another entity; or
     (b) as to any Portfolio that has been made available hereunder, when the Accounts no longer invest in that Portfolio and the Company has confirmed in writing to the Distributor, if so requested by the Distributor, that it no longer intends to invest in such Portfolio; or

     (c) at the option of any party, with or without cause, with respect to some or all Portfolios, generally upon six (6) month’s advance written notice delivered to the other parties; or
     (d) at any time upon written agreement of all parties to this Agreement.
Provided, however, that the Company and the Distributor, or an affiliate of the Distributor, may enter into one or more separate agreements that could limit the ability of the Company and/or the Distributor to terminate this Agreement and/or could limit the ability of the Company to withdraw investments in the Portfolios (“Termination Agreements”). To the extent that the provisions of the Termination Agreements contradict the provisions of this Agreement, the provisions of the Termination Agreements shall control the rights (including the right to enforce any provision of the Termination Agreements) and obligations of the Distributor and the Company. Additionally, certain obligations of, or restrictions on, the parties to this Agreement may terminate as provided in Sections 10.4 through 10.6 and the Company may be required to redeem Trust shares pursuant to Section 10.7 or in the circumstances contemplated by Article VIII. Article IX and Sections 5,8 and 10.8 shall survive any termination of this Agreement.
     10.4. Termination of Offering of Trust Shares. The obligation of the Trust and the Distributor to make Trust shares available to the Company for purchase pursuant to Article II of this Agreement shall terminate at the option of the Trust or the Distributor upon written notice to the Company as provided below:
     (a) upon institution of formal proceedings against the Company, or the Trust’s or the Distributor’s reasonable determination that institution of such proceedings is being considered by the FINRA, the SEC, the insurance commission of any state or any other regulatory body regarding the Company’s duties under this Agreement or related to the sale of the Contracts, the operation of the Account, the administration of the Contracts or the purchase of Trust shares, or an expected or anticipated ruling, judgment or outcome which would, in the Trust’s or the Distributor’s reasonable judgment exercised in good faith, materially impair the Company’s or Trust’s ability to meet and perform the Company’s or Trust’s obligations and duties hereunder, such termination effective upon 15 days prior written notice;
     (b) in the event any of the Contracts are not registered, issued or sold in accordance with applicable federal and/or state law, such termination effective immediately upon receipt of written notice;
     (c) if the Trust or the Distributor shall determine, in its sole judgment exercised in good faith, that either (1) the Company shall have suffered a material adverse change in its business or financial condition or (2) the Company shall have been the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of any of the Trust, Roszel Advisors, or the Distributor, such termination effective upon 30 days prior written notice;
     (d) if the Trust or the Distributor suspends or terminates the offering of Trust shares of any Series or Class to all Participating Investors or only designated Participating Investors, when such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Trust and the Distributor acting in good faith, suspension or termination is necessary in the best interests of the Product Owners invested in any Series or Class, such suspension or termination effective immediately upon receipt of written notice;
     (e) upon the Company’s assignment of this Agreement (as such term is defined in the 1940 Act, including, without limitation, any transfer of the Contracts or the Account to another insurance company pursuant to an assumption reinsurance agreement) unless the Trust consents thereto, such termination effective upon 30 days prior written notice;
     (f) if the Company is in material breach of any provision of this Agreement, which breach has not been cured to the satisfaction of the Trust or the Distributor within 20 days after written notice of such breach has been delivered to the Company, such termination effective upon expiration of such 20-day period; or
     (g) upon the determination of the Trust’s Board to dissolve, liquidate or merge the Trust as contemplated by Section 10.3(a), upon termination of the Agreement pursuant to Section 10.3(b), or upon notice from the Company pursuant to Section 10.5 or 10.6, such termination pursuant hereto to be effective upon 15 days prior written notice.
Except in the case of an option exercised under clause (b), (d) or (g), the obligations shall terminate only as to new Contracts and the Distributor shall continue to make Trust shares available to the extent necessary to permit owners of Contracts in effect on the effective date of such termination (hereinafter referred to as “Existing Contracts”) to reallocate investments in the Trust, redeem investments in the Trust and/or invest in the Trust upon the making of additional purchase payments under the Existing Contracts.
     10.5. Termination of Investment in a Portfolio. The Company may elect to cease investing in a Portfolio, promoting a Portfolio as an investment option under the Contracts, or withdraw its investment or the Account’s investment in a Portfolio, subject to compliance with applicable law, upon written notice to the Trust within 15 days of the occurrence of any of the following events (unless provided otherwise below):
     (a) if the Trust informs the Company pursuant to Section 4.5 that it will not cause such Portfolio to comply with investment restrictions as requested by the Company and the Trust and the Company are unable to agree upon any reasonable alternative accommodations;
     (b) if shares in such Portfolio are not reasonably available to meet the requirements of the Contracts as determined by the Company (including any non-availability as a result of notice given by the Distributor pursuant to Section 10.4(d)), and the Distributor, after receiving written notice from the Company of such non-availability, fails to make available, within 10 days after receipt of such notice, a sufficient number of shares in such Portfolio or an alternate Portfolio to meet the requirements of the Contracts;

     (c) if such Portfolio fails to meet the diversification requirements specified in Section 817(h) of the Code and any regulations thereunder and the Trust, upon written request, fails to provide reasonable assurance that it will take action to cure or correct such failure; or
     (d) if the Trust informs the Company pursuant to Section 2.9 that it will assess fees upon redemption of one or more Series or Classes of Trust shares within certain stated time periods after such shares have been purchased, the Company will have the right, after providing reasonable notice to the Trust, to immediately suspend sales of the shares that would be subject to the fees.
     10.6. Termination of Investment by the Company. The Company may elect to cease investing in all Series or Classes of the Trust made available hereunder, promoting the Trust as an investment option under the Contracts, or withdraw its investment or the Accounts’ investment in the Trust, subject to compliance with applicable law and the Termination Agreements, upon written notice to the Trust within 15 days of the occurrence of any of the following events (unless provided otherwise below):
     (a) upon institution of formal proceedings against the Trust or Roszel Advisors or the Distributor (but only with regard to the Trust) by the NASD, the SEC or any state securities or insurance commission or any other regulatory body;
     (b) if, with respect to the Trust or a Portfolio, the Trust or the Portfolio ceases to qualify as a regulated investment company under Subchapter M of the Code, as defined therein, or any successor or similar provision, or if the Company reasonably believes that the Trust may fail to so qualify, and the Trust, upon written request, fails to provide reasonable assurance that it will take action to cure or correct such failure within 30 days; or
     (c) if the Trust, Roszel Advisors, or Distributor is in material breach of a provision of this Agreement, which breach has not been cured to the satisfaction of the Company within 20 days after written notice of such breach has been delivered to the Trust, Roszel Advisors, or the Distributor, as the case may be.
     10.7. Company Required to Redeem. The parties understand and acknowledge that it is essential for compliance with Section 817(h) of the Code that the Contracts qualify as annuity contracts or life insurance policies, as applicable, under the Code. Accordingly, if any of the Contracts cease to qualify as annuity contracts or life insurance policies, as applicable, under the Code, or if the Trust reasonably believes that any such Contracts may fail to so qualify, the Trust shall have the right to require the Company to redeem Trust shares attributable to such Contracts upon notice to the Company and the Company shall so redeem such Trust shares in order to ensure that the Trust complies with the provisions of Section 817(h) of the Code applicable to ownership of Trust shares. Notice to the Company shall specify the period of time the Company has to redeem the Trust shares or to make other arrangements satisfactory to the Trust and its counsel, such period of time to be determined with reference to the requirements of Section 817(h) of the Code. In addition, the Company may be required to redeem Trust shares pursuant to action taken or request made by the Trust Board in accordance with the SEC Order described in Article VIII or any conditions or undertakings set forth or referenced therein, or other SEC rule, regulation or order that may be adopted after the date hereof. The Company agrees to redeem Trust shares in the circumstances described herein and to comply with applicable terms and provisions. Also, in the event that the Distributor suspends or terminates the offering of a Series or Class pursuant to Section 10.4(d) of this Agreement, the Company, upon request by the Distributor, will cooperate in taking appropriate action to withdraw the Account’s investment in the respective Portfolio.
     10.8. Confidentiality. Subject to the requirements of legal process and other applicable law, each party to this Agreement shall treat as confidential all information reasonably identified by as confidential in writing by another party, and, except as permitted by this Agreement, shall not disclose, disseminate, or utilize such confidential information without the written consent of the party to which such information belongs until such time as such confidential information comes into the public domain. Notwithstanding anything to the contrary in this Agreement, in addition to and not in lieu of other provisions in this Agreement:
     (a) Confidential information includes, without limitation, all information regarding Contract Owners (or other customers of the Company), investors in the Trust, customers of Roszel Advisors, customers of the Distributor, or customers of the parties’ subsidiaries, affiliates, or licensees; or the accounts, account numbers, names, addresses, social security numbers, or any other personal identifier of such customers; or any information derived from the foregoing.
     (b) The parities may not disclose Confidential Information for any purpose other than to carry out the purpose for which the Confidential Information was provided to the party, as forth in this Agreement. The parties agree to cause their employees, agents and representatives, or any other person to whom such party may disclose (or provide access to) Confidential Information, to limit the use and disclosure of Confidential Information to that purpose.
     (c) Each party agrees to implement appropriate measures designed to ensure the security and confidentiality of Confidential Information, to protect such information against any anticipated threats or hazards to the security and integrity of such information, and to protect against unauthorized access to, or use of, Confidential Information that could result in substantial harm or inconvenience to any Contract owner (or other customer of the Company), investors in the Trust, customers of Roszel Advisors, customers of the Distributor, or customers of the parties’ subsidiaries, affiliates, or licensees. The parties further agree to cause all their respective agents, representatives or sub-contractors, or any other party to whom they provide access to, or disclosure of, Confidential Information, to implement appropriate measures to meet the objectives set forth in this section 10.8.

ARTICLE XI
Applicability to New Accounts and New Contracts
     The parties to this Agreement may amend the schedules to this Agreement from time to time to reflect, as appropriate, changes in or relating to the Contracts, any Series or Class, additions of new classes of Contracts to be issued by the Company and Accounts therefor investing in the Trust. Such amendments may be made effective by executing the form of amendment included on each schedule attached hereto. The provisions of this Agreement shall be equally applicable to each such class of Contracts, Series, Class or separate account, as applicable, effective as of the date of amendment of such Schedule, unless the context otherwise requires. The parties to this Agreement may amend this Agreement from time to time by written agreement signed by all of the parties.
ARTICLE XII
Notice, Request or Consent
     Any notice, request or consent to be provided pursuant to this Agreement is to be made in writing and shall be given:

If to the Trust:	Barry G. Skolnick MLIG Variable Insurance Trust 1700 Merrill Lynch Drive 3rd Floor Pennington, NJ 08534

If to the Distributor:	Barry G. Skolnick lst Vice President and Assistant General Counsel Merrill Lynch Pierce Fenner & Smith, Inc. 1700 Merrill Lynch Drive 3rd Floor Pennington, NJ 08534

If to Roszel Advisors:	John Manetta President and Chief Investment Officer 1700 Merrill Lynch Drive 3rd Floor Pennington, NJ 08534

If to the Company:	Dennis Gallagher, Esq. ML Life Insurance Company of New York Law Department 570 Carillon Pkwy St. Petersburg, FL 33716

or at such other address as such party may from time to time specify in writing to the other party. Each such notice, request or consent to a party shall be sent by registered or certified United States mail with return receipt requested or by overnight delivery with a nationally recognized courier, and shall be effective upon receipt. Notices pursuant to the provisions of Article II may be sent by overnight mail to the person designated in writing for such notices.
ARTICLE XIII
Miscellaneous
     13.1. Interpretation. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the state of Delaware, without giving effect to the principles of conflicts of laws, subject to the following rules:
     (a) This Agreement shall be subject to the provisions of the 1933 Act, 1940 Act and Securities Exchange Act of 1934, as amended, and the rules, regulations and rulings thereunder, including such exemptions from those statutes, rules, and regulations as the SEC may grant, and the terms hereof shall be limited, interpreted and construed in accordance therewith.
     (b) The captions in this Agreement are included for convenience of reference only and do not define or delineate any of the provisions hereof or otherwise affect their construction or effect.
     (c) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.
     (d) The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.
     13.2. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which together shall constitute one and the same instrument.
     13.3. No Assignment. Neither this Agreement nor any of the rights and obligations hereunder may be assigned, as that term is defined in the 1940 Act, by the Company, the Distributor, Roszel Advisors, or the Trust without the prior written consent of the other parties.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized officer on the date specified below.

MLIG VARIABLE INSURANCE TRUST (Trust)
Date: 12/28/07	By:	/s/ Deborah Adler
		Name:	Deborah Adler
		Title:	President

MERRILL LYNCH PIERCE FENNER & SMITH, INC. (Distributor)
Date: 12/28/07	By:	/s/ Barry G. Skolnick
		Name:	Barry G. Skolnick
		Title:	1st Vice President and Assistant General Counsel

ROSZEL ADVISORS, LLC (Roszel/Advisors)
Date: 12/28/07	By:	/s/ John Manetta
		Name:	John Manetta
		Title:	President and Chief Investment Officer

ML LIFE INSURANCE COMPANY OF NEW YORK (Company)
Date:	By:
Name:
Title:

33

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized officer on the date specified below.

MLIG VARIABLE INSURANCE TRUST (Trust)
Date:	By:
		Name:	Deborah Adler
		Title:	President

MERRILL LYNCH PIERCE FENNER & SMITH, INC. (Distributor)
Date:	By:
		Name:	Barry G. Skolnick
		Title:	1st Vice President and Assistant General Counsel

ROSZEL ADVISORS, LLC (Roszel Advisors)
Date:	By:
		Name:	John Manetta
		Title:	President and Chief Investment Officer

ML LIFE INSURANCE COMPANY OF NEW YORK (Company)
Date: 12/28/07	By:	/s/ Lonny J Olejniczak
		Name:	Lonny J Olejniczak
		Title:	President

SCHEDULE 1
Schedule 1A
     Separate Accounts of the Company Registered Under the 1940 Act as Unit Investment
Trusts
     The following separate accounts of the Company are subject to the Agreement:

Date Established by
	Board of Directors of	SEC 1940 Act	Type of Product
Name of Account	the Company	Registration Number	Supported by Account
ML of New York Variable Annuity Separate Account A	August 14, 1991	811-6466	Variable Annuity

ML of New York Variable Annuity Separate Account C	May 16, 2002	811-21119	Variable Annuity

ML of New York Variable Life Separate Account	November 20, 1990	811-6226	Variable Life Insurance

ML of New York Variable Life Separate Account II	September 4, 1992	811-7152	Variable Life Insurance

1

Schedule 1B
Variable Annuity Contracts and Variable Life Insurance Contracts Registered Under the
Securities Act of 1933
     The following Contracts are subject to the Agreement:

1933 Act
		Registration	Type of Product
Name of Contract	Available Portfolios	Number	Supported by Account
Investor Choice (Investor Series)
Roszel/Allianz CCM Capital
Appreciation Portfolio
Roszel/Allianz NFJ Small Cap
Value Portfolio
Roszel/Delaware Trend Portfolio
Roszel/JPMorgan Multi-Cap
Market Neutral Portfolio
Roszel/JPMorgan Small Cap
Growth Portfolio
Roszel/Lord Abbett Affiliated
Portfolio
Roszel/Lord Abbett Bond
Debenture Portfolio
Roszel/Lord Abbett Mid Cap
Value Portfolio
Roszel/Marisco Large Cap Growth
Portfolio
Roszel/Seligman Mid Cap Growth
Portfolio
		333-119611	Variable Annuity

Retirement Plus
Roszel/Allianz CCM Capital
Appreciation Portfolio
Roszel/Allianz NFJ Small Cap
Value Portfolio
Roszel/Delaware Trend Portfolio
Roszel/JPMorgan Small Cap Growth
Portfolio
Roszel/Lord Abbett
Affiliated Portfolio
Roszel/Lord Abbett Mid Cap Value
Portfolio
Roszel/Marisco Large Cap Growth
Portfolio
Roszel/Seligman Mid Cap Growth
Portfolio
		33-43654	Variable Annuity

2

1933 Act
		Registration	Type of Product
Name of Contract	Available Portfolios	Number	Supported by Account
Retirement Power
Roszel/Allianz CCM Capital
Appreciation Portfolio
Roszel/Allianz NFJ Small Cap
Value Portfolio
Roszel/Delaware Trend Portfolio
Roszel/JPMorgan Small Cap
Growth Portfolio
Roszel/Lord Abbett Affiliated
Portfolio
Roszel/Lord Abbett Bond
Debenture Portfolio
Roszel/Lord Abbett Mid Cap
Value Portfolio
Roszel/Seligman Mid Cap Growth
Portfolio
		333-34894	Variable Annuity

Retirement Optimizer
Roszel/Allianz CCM Capital
Appreciation Portfolio
Roszel/Allianz NFJ Small Cap
Value Portfolio
Roszel/Delaware Trend Portfolio
Roszel/JPMorgan Small Cap
Growth Portfolio
Roszel/Lord Abbett Affiliated
Portfolio
Roszel/Lord Abbett Bond
Debenture Portfolio
Roszel/Lord Abbett Mid Cap
Value Portfolio
Roszel/Seligman Mid Cap Growth
Portfolio
		333-69220	Variable Annuity

3

1933 Act
		Registration	Type of Product
Name of Contract	Available Portfolios	Number	Supported by Account
Consults Annuity
Roszel/AllianceBernstein Large
Cap Core Portfolio
Roszel/BlackRock Fixed Income
Portfolio
Roszel/BlackRock Relative Value
Portfolio
Roszel/Davis Large Cap Value
Portfolio
Roszel/Delaware Small-Mid Cap
Growth Portfolio
Roszel/Fayez Sarofim Large Cap
Core Portfolio
Roszel/Cadence Mid Cap Growth
Portfolio
Roszel/JPMorgan International
Equity Portfolio
Roszel/Kayne Anderson Rudnick
Small-Mid Cap Value Portfolio
Roszel/Lazard International
Portfolio
Roszel/Loomis Sayles Large Cap
Growth Portfolio
Roszel/Lord Abbett Government
Securities Portfolio
Roszel/Lord Abbett Large Cap
Value Portfolio
Roszel/Marisco Large Cap Growth
Portfolio
Roszel/NWQ Small Cap Value
Portfolio
Roszel/Rittenhouse Large Cap
Growth Portfolio
		333-90430	Variable Annuity

Prime Plan I Prime Plan II Prime Plan III Prime Plan IV Directed Life	Roszel/Allianz CCM Capital Appreciation Portfolio Roszel/Delaware Trend Portfolio	33-38097	Variable Life Insurance

Prime Plan V	Roszel/Allianz CCM Capital Appreciation Portfolio Roszel/Delaware Trend Portfolio	33-37944	Variable Life Insurance

Prime Plan VI	Roszel/Allianz CCM Capital Appreciation Portfolio Roszel/Delaware Trend Portfolio	33-37947	Variable Life Insurance

4

1933 Act
		Registration	Type of Product
Name of Contract	Available Portfolios	Number	Supported by Account
Prime Plan 7	Roszel/Allianz CCM Capital Appreciation Portfolio Roszel/Delaware Trend Portfolio	33-37948	Variable Life Insurance

Prime Plan Investor	Roszel/Allianz CCM Capital Appreciation Portfolio Roszel/Delaware Trend Portfolio	33-37945	Variable Life Insurance

Directed Life 2	Roszel/Allianz CCM Capital Appreciation Portfolio Roszel/Delaware Trend Portfolio	33-37946	Variable Life Insurance

Investor Life	Roszel/Allianz CCM Capital Appreciation Portfolio Roszel/Delaware Trend Portfolio	33-51794	Variable Life Insurance

Investor Life Plus	Roszel/Allianz CCM Capital Appreciation Portfolio Roszel/Delaware Trend Portfolio	33-51702	Variable Life Insurance

Estate Investor I	Roszel/Allianz CCM Capital Appreciation Portfolio Roszel/Delaware Trend Portfolio	33-61672	Variable Life Insurance

Estate Investor II	Roszel/Allianz CCM Capital Appreciation Portfolio Roszel/Delaware Trend Portfolio	33-61670	Variable Life Insurance

5

\

SCHEDULE 2
Schedule 2A
Separate Accounts of the Company Excluded From the Definition of an Investment
Company as Provided for by Section 3(c)(11) of the 1940 Act
     The following separate accounts of the Company are subject to the Agreement:

Date Established by
	Board of Directors of	Type of Product
Name of Account	the Company	Supported by Account
Schedule 2B
Variable Annuity Contracts and Variable Life Insurance Contracts Not Registered Under
the Securities Act of 1933 in Reliance Upon Section 3(a)(2) of the Act
     The following Contracts are subject to the Agreement:

Type of Product
Supported by
Name of Contract	Available Portfolios	Group or Individual	Account

1

SCHEDULE 3
Schedule 3A
Separate Accounts of the Company Excluded From the Definition of an Investment
Company as Provided for by Section 3(c)(1) or 3(c)(7) of the 1940 Act
     The following separate accounts of the Company are subject to the Agreement:

Date Established by
	Board of Directors of	Type of Product
Name of Account	the Company	Supported by Account
Schedule 3B
Variable Annuity Contracts and Variable Life Insurance Contracts Not Registered Under
the Securities Act of 1933 in Reliance Upon Section 4(2) of the Act and Regulation D
Thereunder
     The following Contracts are subject to the Agreement:

Type of Product
Supported by
Name of Contract	Available Portfolios	Group or Individual	Account

1

APPENDIX 1
Shareholder Information Agreement
(Pursuant to Rule 22c-2(a) (2) under the Investment Company Act of 1940)
     This Shareholder Information Agreement (“Agreement”) is effective as of the 28th day of December, 2007 by and between the MLIG Variable Insurance Trust (“Fund”), and ML LIFE INSURANCE COMPANY OF NEW YORK (“Intermediary”).
As used in this Agreement, the following terms shall have the following meanings, unless a different meaning is clearly required by the contexts:
The term “Intermediary” shall mean ML LIFE INSURANCE COMPANY OF NEW YORK and each of its separate accounts.
The term “Fund” shall mean the MLIG Variable Insurance Trust and each of its series, but shall not include any series that would be an “excepted fund” as defined in Rule 22c-2(b) under the Investment Company Act of 1940, as amended (the “1940 Act”)1. The term may also include (i) the investment adviser to or administrator for the Fund; (ii) the principal underwriter or distributor for the Fund; or (iii) the transfer agent for the Fund.
The term “Shares” means the interests of Shareholders corresponding to the redeemable securities of record issued by the Fund under the 1940 Act that are held by the Intermediary.
The term “Shareholder” means the holder of interests in a variable annuity or variable life insurance contract issued by the Intermediary (“Contract”), or a participant in an employee benefit plan with a beneficial interest in a Contract.
The term “Shareholder-Initiated Transfer Purchase” means a transaction that is initiated or directed by a Shareholder that results in a transfer of assets within a Contract to the Fund, but does not include transactions that are executed: (i) automatically pursuant to a contractual or systematic program or enrollment such as transfer of assets within a Contract to the Fund as a result of “dollar cost averaging” programs, insurance company approved asset allocation programs, managed account programs or automatic rebalancing programs; (ii) pursuant to a Contract death benefit; (iii) one-time step-up in Contract value pursuant to a Contract death benefit; (iv) allocation of assets to the Fund through a Contract as a result of payments such as loan repayments, scheduled contributions, retirement plan salary reduction contributions, or planned premium payments to the Contract; or (v) pre-arranged transfers at the conclusion of a required free look period.
The term “Shareholder-Initiated Transfer Redemption” means a transaction that is initiated or directed by a Shareholder that results in a transfer of assets within a Contract out of the Fund, but

1	As defined in SEC Rule 22c-2(b), term “excepted fund” means any: (1) money market fund; (2) fund that issues securities that are listed on a national exchange; and (3) fund that affirmatively permits short-term trading of its securities, if its prospectus clearly and prominently discloses that the fund permits short-term trading of its securities and that such trading may result in additional costs for the fund.

1

does not include transactions that are executed: (i) automatically pursuant to a contractual or systematic program or enrollments such as transfers of assets within a Contract out of the Fund as a result of annuity payouts, loans, systematic withdrawal programs, insurance company approved asset allocation programs, managed account programs and automatic rebalancing programs; (ii) as a result of any deduction of charges or fees under a Contract; (iii) within a Contract out of the Fund as a result of scheduled withdrawals or surrenders from a Contract; (iv) as a result of payment of a death benefit from a Contract; (v) as part of a Contract discontinuance or termination of the employee benefit plan; or (vi) as normal participant withdrawals from employee benefit plans made on account of termination, loans, hardship, etc.
NOW, THEREFORE, the Fund and the Intermediary hereby agree as follows:
Shareholder Information
1. Agreement to Provide Information. Intermediary agrees to provide the Fund or its designee, upon written request, the taxpayer identification number (“TIN”), the Individual/International Taxpayer Identification Number (“ITIN”)*, or other government-issued identifier (“GII”) and the Contract owner number or participant account number associated with the Shareholder, if known, of any or all Shareholder(s) of the account, and the amount, date and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an account maintained by the Intermediary during the period covered by the request. Unless otherwise specifically requested by the Fund, the Intermediary shall only be required to provide information relating to Shareholder-Initiated Transfer Purchases or Shareholder-Initiated Transfer Redemptions.
     1.1 Period Covered by Request. Requests must set forth a specific period, not to exceed 90 calendar days from the date of the request, for which transaction information is sought. The Fund may request transaction information older than 90 calendar days from the date of the request as it deems necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund.
     1.2 Timing of Requests. Fund requests for Shareholder information shall be made no more frequently than quarterly except as the Fund deems necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund.

*	According to the IRS’ website the ITIN refers to the Individual Taxpayer Identification number, which is a nine-digit number that always begins with the number 9 and has a 7 or 8 in the fourth digit, example 9XX-7X-XXXX. The IRS issues ITINs to individuals who are required to have a U.S. taxpayer identification number but who do not have, and are not eligible to obtain a Social Security Number (SSN) from the Social Security Administration (SSA). SEC Rule 22c-2 inadvertently refers to the ITIN as the International Taxpayer Identification Number.

2

     1.3 Form and Timing of Response. (a) Intermediary agrees to provide, promptly upon request of the Fund or its designee, the requested information specified in 1. If requested by the Fund or its designee, Intermediary agrees to use best efforts to determine promptly whether any specific person about whom it has received the identification and transaction information specified in 1 is itself a financial intermediary (“indirect intermediary”) and, upon further request of the Fund or its designee, promptly either (i) provide (or arrange to have provided) the information set forth in 1 for those shareholders who hold an account with an indirect intermediary or (ii) restrict or prohibit the indirect intermediary from purchasing, in nominee name on behalf of other persons, securities issued by the Fund. Intermediary additionally agrees to inform the Fund whether it plans to perform (i) or (ii).
     (b) Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the Fund or its designee and the Intermediary; and
     (c) To the extent practicable, the format for any transaction information provided to the Fund should be consistent with the NSCC Standardized Data Reporting Format.
     1.4 Limitations on Use of Information. The Fund agrees not to use the information received pursuant to this Agreement for any purpose other than as necessary to comply with the provisions of Rule 22c-2 under the 1940 Act, or to fulfill other regulatory or legal requirements subject to the privacy provisions of Title V of the Gramm-Leach-Bliley Act (Public Law 106-102) and comparable state laws.
2. Agreement to Restrict Trading. Intermediary agrees to execute written instructions from the Fund to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that have been identified by the Fund as having engaged in transactions of the Fund’s Shares (directly or indirectly through the Intermediary’s account) that violate policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Fund. Unless otherwise directed by the Fund, any such restrictions or prohibitions shall only apply to Shareholder-Initiated Transfer Purchases or Shareholder-Initiated Transfer Redemptions that are affected directly or indirectly through Intermediary. Instructions must be received by an Intermediary at the following address, or such other address that the Intermediary may communicate to the Fund in writing from time to time, including, if applicable, an e-mail and/or facsimile telephone number:
FMG Separate Accounts Group
4333 Edgewood Road, NE
Mail Drop 4410
Cedar Rapids, IA 52499
FAX: (319) 355-8260

3

Primary Email: FMGSeparateAccountsGroup@AEGONUSA.com

Sheryl Wade	Linda Curson
Phone: (319) 355-8153	Phone: (319) 355-8381
swade@AEGONUSA.com	lcurson@AEGONUSA.com
     2.1 Form of Instructions. Instructions must include the TIN, ITIN, or GII and the specific individual Contract owner number or participant account number associated with the Shareholder, if known, and the specific restriction(s) to be executed, including how long the restriction(s) is (are) to remain in place. If the TIN, ITIN, GII or the specific individual Contract owner number or participant account number associated with the Shareholder is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates. Upon request of the Intermediary, Fund agrees to provide to the Intermediary, along with any written instructions to prohibit further purchases or exchanges of Shares by Shareholder, information regarding those trades of the contract holder that violated the Fund’s policies relating to eliminating or reducing any dilution of the value of the Fund’s outstanding Shares.
     2.2 Timing of Response. Intermediary agrees to execute instructions as soon as reasonably practicable, but not later than five business days after receipt of the instructions by the Intermediary.
     2.3 Confirmation by Intermediary. Intermediary must provide written confirmation to the Fund that instructions have been executed. Intermediary agrees to provide confirmation as soon as reasonably practicable, but not later than ten business days after the instructions have been executed. Such confirmation should be sent to:
MLIG Variable Insurance Trust
ATTN: Barry Skolnick
1700 Merrill Lynch Drive
Pennington, NJ 08534
3. Construction of the Agreement; Participation Agreement. The parties have entered into one or more Participation Agreement(s) between them, for the purchase and redemption of Shares by the Intermediary in connection with the Contracts. This Agreement supplements the Participation Agreement(s). To the extent the terms of this Agreement conflict with the terms of the Participation Agreement(s), the terms of this Agreement shall control.
4. Termination. This Agreement will terminate upon the termination of the Participation Agreement(s).

4

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of the date first above written.

MLIG VARIABLE INSURANCE TRUST
/s/ Deborah Adler
By: Deborah Adler
Title:	President

ML LIFE INSURANCE COMPANY OF NEW YORK

By:
Title:

5

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of the date first above written.

MLIG VARIABLE INSURANCE TRUST

By: Barry Skolnick
Title:	Senior Vice President and General Counsel

ML LIFE INSURANCE COMPANY OF NEW YORK
/s/ Lonny J Olejniczak
By: Lonny J Olejniczak
Title:	President

5

Addendum to the Shareholder Information Agreement
(Under Rule 22c-2(a) (2) of the Investment Company Act of 1940)
This Addendum (“Addendum”) modifies the Shareholder Information Agreement (Agreement) to which it is attached by and between the MLIG Variable Insurance Trust (“Fund”) and the ML Life Insurance Company of New York (“Insurer”).
As used in this Addendum, the terms used herein shall have the same meaning as those used in the Agreement, unless the term is defined differently herein or a different meaning is clearly required by the contexts:
A.	Scope of this Addendum

This Addendum modifies the terms of the Agreement with respect to group annuities and funding agreement products issued by the Insurer in conjunction with certain pension or retirement plans. The parties agree that these products and customers present unique recordkeeping requirements and therefore, it is necessary for the parties to address the requirements for producing the necessary data in this separate Addendum.

B.	Modification to Section 1.1 of the Agreement.

Section 1.1 is modified by the addition of the following:
In no event will the request for data cover periods longer than 18 calendar months from the date of the request. Furthermore, data requests may not cover periods prior to the effective date this Agreement.
C.	Modification to Section 1.3 of the Agreement.

Section 1.3 is modified by the addition of the following:
For requests for periods prior to 90 days from the request, the Intermediary will inform the Fund within 10 business days of the timing of the response which will not exceed a reasonable period of time taking into account the complexity of obtaining such information from systems and archives.
D.	No other provisions are modified by this Addendum.